                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC. LOGO]

                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002





COLLECTIONS                                                                                    DOLLARS
-----------                                                                                 --------------
Payments received                                                                           190,902,732.90
        Plus:
           Servicer Advances                                                                  1,556,963.35
        Less:
           Reimbursement Advances                                                                     0.00
                                                                                            --------------
Total Funds Available for Distribution                                                      192,459,696.25
                                                                                            ==============



DISTRIBUTIONS

        Servicing Fee                                                       5,019,583.00
        Trustee and Other Fees                                                620,438.33
        Other Miscellaneous Payments                                          152,317.09
                                                                          --------------

Total Fee Distribution                                                                        5,792,338.42

        Note Interest Distribution Amount - Class A-1      1,136,647.98
        Note Interest Distribution Amount - Class A-2      3,257,100.00
        Note Interest Distribution Amount - Class A-3      5,476,875.00
        Note Interest Distribution Amount - Class A-4      4,365,000.00
                                                         --------------

Total Class A Interest Distribution                                        14,235,622.98

        Note Principal Distribution Amount - Class A-1   147,764,351.67
        Note Principal Distribution Amount - Class A-2             0.00
        Note Principal Distribution Amount - Class A-3             0.00
        Note Principal Distribution Amount - Class A-4             0.00
                                                         --------------

Total Class A Principal Distribution                                      147,764,351.67
                                                                          --------------

Total Principal and Interest Distribution                                                   161,999,974.65

        Spread Account Deposit                                                               24,667,383.18
                                                                                            --------------
Total Distributions                                                                         192,459,696.25
                                                                                            ==============


                        WFS FINANCIAL 2002-2 OWNER TRUST

                           Distribution Date Statement
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002



PORTFOLIO DATA:
                                                # of loans

      Beginning Security Balance                             102,900                      1,654,502,216.05
          Less: Scheduled Principal B                                  (72,420,162.15)
                    Full Prepayments                             877   (60,487,818.23)
                    Partial Prepayments                            0             0.00
                    Liquidations                                (977)  (14,856,371.29)
                                                                       --------------
                                                                                           (147,764,351.67)
                                                                                          ----------------
      Ending Security Balance                                102,800                      1,506,737,864.38
                                                                                          ================

OTHER RELATED INFORMATION:

Spread Account

        Beginning Balance                                               43,874,582.68
                    Deposits                                            24,667,383.18
                    Reductions                                          (8,272,451.28)
                                                                       --------------
                    Ending Balance                                                           60,269,514.58

        Beginning Initial Deposit                                       35,000,000.00
              Repayments                                                 8,272,451.28
                                                                       --------------
        Ending Initial Deposit                                                               43,272,451.28

Servicer Advances

        Beginning Unreimbursed Advances:                                    93,408.41
        New Advances                                                     1,556,963.35
                                                                       --------------
                                                                                              1,650,371.76

Net Charge-Off Data:                            # of loans
        Charge-Offs                                            1,150     6,710,671.50
        Recoveries                                              (639)   (1,073,858.55)
                                                                       --------------
                                                                                              5,636,812.95

Delinquencies ( P&I):                           # of loans
      30-59 Days                                                1498    19,808,641.91
      60-89 Days                                                 499     6,400,860.21
      90-119 Days                                                171     2,070,976.80
      120 days and over                                            2        12,344.60

Repossessions                                                    118        995,617.93

Contracts Repurchased (pursuant to Sect. 3.02,
   4.07, or 9.01 of the Sale and Servicing
   Agreement)                                                      0                                  0.00

Cumulative Charge-Off Percentage                                                                      0.32%
Delinquency Percentage                                                                                0.51%

WAC                                                                                                12.5079%
WAM                                                                                                 56.564


                        WFS FINANCIAL 2002-2 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002

                                      BEGINNING         NOTE QUARTERLY                 TOTAL
                  ORIGINAL           OUTSTANDING          PRINCIPAL       PRIOR       PRINCIPAL           PRINCIPAL      CURRENT
                  PRINCIPAL           PRINCIPAL         DISTRIBUTABLE    PRINCIPAL  DISTRIBUTABLE       DISTRIBUTION    PRINCIPAL
CLASSES            BALANCE            BALANCE             AMOUNT        CARRYOVER      AMOUNT              AMOUNT       CARRYOVER
-------        --------------       --------------     --------------   ---------  --------------      --------------  ----------
A-1            325,000,000.00       229,502,216.05     147,764,351.67     0.00     147,764,351.67      147,764,351.67     0.00

A-2            462,000,000.00       462,000,000.00               0.00     0.00               0.00                0.00     0.00

A-3            575,000,000.00       575,000,000.00               0.00     0.00               0.00                0.00     0.00

A-4            388,000,000.00       388,000,000.00               0.00     0.00               0.00                0.00     0.00

TOTAL        1,750,000,000.00     1,654,502,216.05     147,764,351.67     0.00     147,764,351.67      147,764,351.67     0.00

                   REMAINING           TOTAL
                  OUTSTANDING         PRINCIPAL
                   PRINCIPAL         AND INTEREST
CLASSES            BALANCE          DISTRIBUTION
-------          -------------     --------------
A-1              81,737,864.38     148,900,999.65

A-2             462,000,000.00       3,257,100.00

A-3             575,000,000.00       5,476,875.00

A-4             388,000,000.00       4,365,000.00

TOTAL          1,506,737,864.38    161,999,974.65


                     NOTE QUARTERLY                     TOTAL
                       INTEREST          PRIOR         INTEREST         INTEREST      CURRENT    DEFICIENCY    POLICY
 NOTE     INTEREST   DISTRIBUTABLE      INTEREST     DISTRIBUTABLE    DISTRIBUTION   INTEREST      CLAIM       CLAIM
CLASSES     RATE        AMOUNT         CARRYOVER        AMOUNT           AMOUNT      CARRYOVER     AMOUNT      AMOUNT
-------   -------    --------------    ---------     ------------     -------------  ---------   ---------     ------

A-1         1.938%    1,136,647.98       0.00       1,136,647.98       1,136,647.98     0.00        0.00         0.00

A-2         2.82%     3,257,100.00       0.00       3,257,100.00       3,257,100.00     0.00        0.00         0.00

A-3         3.81%     5,476,875.00       0.00       5,476,875.00       5,476,875.00     0.00        0.00         0.00

A-4         4.50%     4,365,000.00       0.00       4,365,000.00       4,365,000.00     0.00        0.00         0.00


                                                                                                    0.00         0.00


                                                                                          Note Percentage      100.00%


TOTAL                14,235,622.98        0.00     14,235,622.98      14,235,622.98     0.00
                     =============        ====     =============      =============     ====


                        WFS FINANCIAL 2002-2 OWNER TRUST

                              Officer's Certificate
               for Master Service Report Date of October 31, 2002
                   for Distribution Date of November 20, 2002






Detailed Reporting

        See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2002 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2000.


                                -----------------------------------------------
                                Susan Tyner
                                Vice President
                                Assistant Controller


                                -----------------------------------------------
                                Mark Olson
                                Senior Vice President
                                Controller